UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 13, 2016
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PUBLIX SUPER MARKETS, INC.
(Exact name of Registrant as specified in its charter)
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Florida	0-00981	59-0324412
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Publix Corporate Parkway
Lakeland, Florida		33811
(Address of principal executive offices)		(Zip Code)

(863) 688-1188
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 13, 2016, Publix Super Markets, Inc. (“Publix” or the “Company”) issued a press release to announce the retirement of William E. Crenshaw as Chief Executive Officer on April 30, 2016.

Upon Mr. Crenshaw’s retirement, Randall T. Jones, Sr., President, will become President and Chief Executive Officer.

Mr. Jones, 53, joined Publix in 1980 and has held a variety of positions. He was promoted to regional director in 1999, vice president in 2003, senior vice president in 2005 and President in 2007. No arrangement or understanding exists between Mr. Jones and any other persons pursuant to which he will be appointed President and Chief Executive Officer. Mr. Jones does not have any family relationship, as that term is defined in Item 401(d) of Regulation S-K, with any director or officer of the Company. Since the beginning of Company’s last fiscal year, Mr. Jones has had no direct or indirect material interest in any transaction exceeding $120,000 to which the Company was a party, except for compensation solely resulting from his employment relationship with the Company.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits

(d).     Exhibits

99.1.     Press Release dated January 13, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PUBLIX SUPER MARKETS, INC.

Dated: January 13, 2016	By:	/s/ David P. Phillips
David P. Phillips, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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